Exhibit 10.53
COTY INC.
EQUITY AND LONG-TERM INCENTIVE PLAN
(as amended on October 28, 2015)

SECTION 1
PURPOSE AND DURATION

1.1
Purpose. The purpose of this Coty Inc. Equity and Long-Term Incentive Plan is to promote the interests of Coty Inc. and its shareholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance‑related incentives to achieve long‑range performance goals; and (iii) enabling such employees to participate in the long‑term growth and financial success of the Company.

1.2	Effective Date and Term of the Plan.

(a)	The original effective date of the Plan is November 8, 2012. The effective date of this amended and restated plan document is the Effective Date.

(b)
The Plan will terminate upon the earlier of (i) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Stock Options or the Award of Shares under the Plan, or (ii) the date specified by action of the Board. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Terms and Conditions evidencing each Award.

SECTION 2
DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below:

2.1
“Affiliate” means any entity (i) that, directly or indirectly, is controlled by the Company, or in which the Company has a significant equity interest, and (ii) as to which the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E), in any such case as determined by the Committee.

2.2
“Applicable Fraction” means a fraction, the numerator of which is the number of days elapsed from the Grant Date of an Award to the date of the Participant’s termination of Service and the denominator of which is the number of days between the Grant Date and the date the Award was scheduled to become exercisable or otherwise vest.

2.3	“Award” means a grant under the Plan to a Participant of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Business Day” means any day other than a Saturday, Sunday, or legal holiday, or a day on which the national securities exchange that constitutes the principal market for the Shares is closed.

2.6
“Cause” has the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean the occurrence of any of the following, as determined by the Committee in its sole discretion:

(a)
a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by such Participant for Good Reason), which failure continues for more than 30 days after receipt by the Participant of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (a);

(b)
any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by a Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its Affiliates;

(c)	a Participant’s indictment for a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

(d)	a Participant’s breach of any nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound.

For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests.

2.7	“Change in Control” means the occurrence of any of the following:

(a)
Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that is not the Majority Shareholder is or becomes the "beneficial owner" (as defined below), directly or indirectly, of securities representing either (i) more than 50% of the combined voting power of the Company’s then outstanding securities, or (ii) 20% or more of the combined voting power of the Company's then outstanding securities at a time when the Majority Shareholder hold less than 30% of such combined voting power. For purposes of this clause (a), “beneficial owner” has the meaning given that term in Rule 13d‑3 under the Exchange Act, except that a Person shall be deemed to be the "beneficial owner" of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule;

(b)
Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, that any Person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be, for purposes of this clause (b), considered as though such Person were a member of the Incumbent Board; and provided, further, that this clause (b) shall not apply as long as the Majority Shareholder is the beneficial owner of a majority of voting power the Company’s outstanding securities;

(c)
The Majority Shareholder enters into any joint venture, joint operating arrangement, partnership, standstill agreement or other arrangement similar to any of the foregoing with any other Person or group, pursuant to which such Person or group assumes significant operational or managerial control of the Company; or

(d)
The shareholders of the Company approve a plan or agreement providing (i) for a merger or consolidation of the Company other than with a wholly owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company. If any of the events enumerated in this clause (d) occurs, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of this Plan.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9
“Committee” means the Remuneration and Nominating Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company’s common equity is at the time listed and, as applicable, the requirements for “outside directors” under Section 162(m) and the regulations thereunder, as in effect from time to time.

2.10	“Company” means Coty Inc., a Delaware corporation, and any successor thereto as provided in Section 16.1.

2.11
“Designated Beneficiary” means the Person or Persons the Participant designates from time to time on a signed form prescribed by the Committee, properly filed with the Committee during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan, in accordance with Section 12.1. A properly filed beneficiary designation will revoke all prior designations by the same Participant. If no such form has been filed with the Committee, the Designated Beneficiary shall be the beneficiary named by the Participant in the Company’s qualified 401(k) savings plan or, if none, the Beneficiary’s estate.

2.12	“Director” means a member of the board of directors of the Company or an Affiliate.

2.13
“Disability” means either (i) disability as defined for purposes of the Company’s disability benefit plan, or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position(s) for a period of six consecutive months or for an aggregate of six months in any consecutive 12-month period. Any question as to the existence of the Disability of a Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan. Following a Change in Control, the Company shall pay all expenses incurred in the determination of whether a Participant is disabled.

2.14
“Effective Date” means the date on which the Amended and Restated Certificate of Incorporation of the Company that is contemplated to be adopted by the Company in connection with the first underwritten public offering of the Company’s common stock is filed with the Secretary of State of the State of Delaware.

2.15	“Employee” means an employee of the Company or an Affiliate (that is not a Joint Venture).

2.16	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

2.18	“Exercise Date” shall mean any Business Day.

2.19	“Exercise Price” means the price at which a Participant may purchase a Share pursuant to a Stock Option or Stock Appreciation Right.

2.20
“Fair Market Value” as it relates to a Share means, unless otherwise determined by the Committee, the most recent closing price of a Share on the principal national securities exchange on which the Shares are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Shares are not listed on a national securities exchange, the last reported bid price in the over-the-counter market.

2.21
“Good Reason” shall have the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following:

(a)	Before a Change in Control:

(i)
A Participant’s removal from, or the Company’s failure to reelect or reappoint the Participant to, his or her positions at the Company (other than as a result of a promotion). For purposes of this clause (i), a mere change of title shall not constitute removal from, or non-reelection to, such position, provided that a

Participant’s new title is substantially equivalent to the Participant’s title as of the Grant Date and his or her position is otherwise not adversely affected; or

(ii)	The relocation of a Participant’s principal workplace without his or her consent to a location more than 25 miles distant from its current location.

(b)	Following a Change in Control:

(i)	Any of the events described in clause (a) above;

(ii)
A material diminution in a Participant’s title, position, duties or responsibilities, or the assignment to a Participant of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his or her position as of the Grant Date; or

(iii)	The failure of the Company to continue a Participant’s participation in the Company’s Annual Performance Plan and in this Plan on a basis that is commensurate with his or her position.

2.22	“Grant Date” means the date on which an Award is granted.

2.23	“Joint Venture” has the meaning given that term in Section 6.9.

2.24
“Majority Shareholder” means (i) the Company’s majority shareholder as of the Effective Date or (ii) a Benckiser Permitted Holder as defined in the Company’s Certificate of Incorporation effective on the Effective Date or any other similarly situated Person as determined by the Committee.

2.25	“Original Effective Date” means November 8, 2012.

2.26	“Other Stock-Based Awards” has the meaning given that term in Section 10.

2.27
“Owned Shares” means Shares that a Participant has acquired through the exercise of a Stock Option or a Stock Appreciation Right, the vesting of Restricted Stock, the settlement of a Restricted Stock Unit or a distribution of Shares in connection with an Other Stock-Based Award.

2.28	“Participant” means an Employee selected by the Committee to receive an Award under the Plan pursuant to Section 5.2, or who has an outstanding Award granted under the Plan.

2.29
“Performance Award” means a right to receive cash or Shares (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria pursuant to Section 9. A grant of Restricted Stock, Restricted Stock Units, or Other Stock Awards may be designed to qualify as Performance Awards.

2.30	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

2.31	“Performance Criteria” means the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which an Award of Performance Awards has been earned. “Performance Criteria” may be based on the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; approved rate increases; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA excluding traditional working media; earnings per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; conservation; budget objectives; working capital; mergers, acquisitions and divestitures; attainment of objectives measured in terms of quality or safety; customer complaints or customer satisfaction; and improvements in financial controls; and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or geographic locations, or on an individual basis.

At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (i) asset impairments or write downs; (ii) litigation judgments or claim settlements; (iii) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary nonrecurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (vii) the divestiture of one or more business operations or the assets thereof; or (viii) the costs incurred in connection with such acquisitions or divestitures; and (ix) charges for stock based compensation.

Except in the case of Awards to Executive Officers intended to qualify for the Performance-Based Exception, the Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable. The Committee shall have no obligation to treat Participants uniformly.

2.32	“Performance Period” means the 12-month time period during which Performance Criteria must be met in order for a Participant to earn Performance Awards granted under Section 9.

2.33
“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any other entity, whether foreign or domestic, including any governmental entity or any department, agency or political subdivision thereof.

2.34	“Plan” means this Coty Inc. Equity and Long-Term Incentive Plan, as amended from time to time.

2.35
“Prior Plans” means the Coty Inc. Long-Term Incentive Plan and the Coty Inc. Executive Ownership Plan, each as in effect immediately prior to the Original Effective Date and as may be amended from time to time.

2.36	“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Section 8.

2.37	“Restricted Stock Unit” means a Restricted Stock Unit granted to a Participant, as described in Section 8.

2.38
“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as the Committee determines, in its sole discretion) and, except as provided in the Terms and Conditions, during which the Restricted Stock and any Restricted Stock Unit is not vested.

2.39	“Retirement” means a termination of Service (other than a termination of Service for Cause):

(a)	after attaining age 60, but only if the Company or the employing Affiliate consents to the treatment of such termination as a “Retirement” for purposes of this Plan; or

(b)	qualifying as a retirement at normal retirement age under the laws and/or arrangements applicable to the Participant, as reasonably determined by the Committee.

2.40	“Section 162(m)” means Section 162(m) of the Code and the applicable regulations and other legal authority promulgated thereunder.

2.41	“Section 409A” means Section 409A of the Code and the applicable regulations and other legal authority promulgated thereunder.

2.42
“Service” means the provision of services in the capacity of an Employee or Continuing Director of the Company or an Affiliate. A transfer of Service from the Company to an Affiliate or from an Affiliate to the Company or another Affiliate shall not constitute a termination of Service under the Plan or any Terms and Conditions. All determinations regarding Service, including whether any leave of absence is a termination of Service, shall be made by the Committee in its sole discretion. For purposes of this paragraph, a “Continuing Director” shall mean any individual who, upon his or her termination of employment with the Company or an Affiliate, continues to serve as a member of the Board or the board of directors of an Affiliate. The Service of a Continuing Director shall terminate when he or she ceases to serve as a member of the Board or on the board of directors of an Affiliate.

2.43	“Share” means a share of the Class A Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

2.44
“Stock Appreciation Right” or “SAR” means an Award consisting of a right to receive any excess in value of shares of common stock over the exercise price and designated as an SAR pursuant to the terms of Section 7.

2.45
“Stock Appreciation Right Spread” means the amount by which the Fair Market Value, as of the Exercise Date, of the Shares as to which a Stock Appreciation Right is exercised exceeds the aggregate Exercise Price with respect to such Stock Appreciation Right.

2.46	“Stock Option” means a nonqualified stock option, as described in Section 6, that is not intended to meet the requirements of Code Section 422.

2.47
“Stock Option Spread” means the amount by which the Fair Market Value, as of the Exercise Date, of the Shares as to which a Stock Option is exercised exceeds the aggregate Exercise Price with respect to such Shares.

2.48
“Successor” means the Participant’s spouse, the Participant’s lineal descendants, any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, or to a corporation in which the Participant, the Participant’s spouse and/or the Participant’s lineal descendants own 100% of the economic interest and has the unfettered right to prevent further transfer or disposition of the Restricted Stock, Stock Option, Stock Appreciation Right, Restricted Stock Unit or Owned Shares, applicable. The Committee may, in its discretion, deem other parties to qualify as a Successor for purposes of this Plan.

2.49	“Terms and Conditions” means any electronic or written agreement or other instrument or document evidencing an Award.

2.50	“Valuation Date” means any Business Day. A Valuation Date shall also occur upon the consummation of a transaction constituting a Change in Control.

2.51	“Withholding Tax” means the aggregate federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.
SECTION 3
Administration

3.1	Plan Administration. The Plan shall be administered by the Committee.

3.2
Authority of the Committee. Except as limited by law or the by-laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to: (a) select eligible Employees to participate in the Plan; (b) determine the size and type of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in Shares, and the method or methods by which Awards may be settled or exercised; (e) determine the Fair Market Value of a Share; (f) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (g) establish, amend or waive rules and regulations for the Plan’s administration; (h) specify the Exercise Price; and (i) subject to the provisions of Section 15.1, amend the terms and conditions of any outstanding Award to the extent the amended terms are within the Committee’s authority under the Plan. Further, the

Committee shall make all other determinations that may be necessary or advisable to administer the Plan. The Committee may delegate some or all of its authority under the Plan to officers or employees of the Company or other Persons, except with respect to Awards to Executive Officers.

3.3
Decisions Binding. All determinations and decisions made by the Committee or by a Person or Persons delegated authority by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

SECTION 4
Shares Subject to the Plan

4.1
Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is 18,000,000. No additional awards shall be made under the Prior Plans on or after the Original Effective Date. Subject to adjustment as provided in Section 4.3, to the extent necessary to comply with Section 162(m), the maximum number of Shares or Share equivalent units that may be granted during any fiscal year to any one Participant under Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or other Stock-Based Awards is $25,000,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. To the extent necessary to comply with Code Section 162(m) the maximum aggregate dollar amount that may be paid to any one Participant during any fiscal year under Performance Awards or any cash-based Award under Section 9 is $25,000,000.

4.2
Lapsed Awards. If any Award granted under this Plan or a Prior Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such award will again be available for the grant of an Award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. In addition, if a Share subject to an Award is not delivered because the award is settled in cash, then that Share will thereafter be deemed to be available for grant. If a Share subject to an Award is not delivered because it is used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that share will not thereafter be deemed to be available for grant.

4.3
Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.

4.4	Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5
Eligibility and Participation

5.1
Eligibility. Any Employee, including any officer or employee‑director of the Company or an Affiliate, shall be eligible to be designated a Participant. To be eligible, a Participant shall have signed and delivered to the Company the Confidentiality and Non-Competition Agreement delivered by the Company to the Participant.

5.2	Actual Participation. The Committee shall determine the eligible Employees to whom it will grant Awards.
SECTION 6
Stock Options

6.1	Grant of Stock Options.

(a)
Subject to the terms and provisions of the Plan, the Committee may grant Stock Options to any Participant in the number, and upon the terms, and at such time or times, as the Committee determines and sets forth in the Terms and Conditions.

(b)
Each Stock Option grant shall be evidenced by the Terms and Conditions that specifies the duration of the Stock Option, the number of Shares to which the Stock Option pertains, the manner, time, and rate of exercise and vesting of the Stock Option, and such other provisions as the Committee determines. Vesting conditions may include, but not be limited to, the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service.

6.2	Exercise Price. The Terms and Conditions shall specify the Stock Option’s Exercise Price, which shall be not less than the Fair Market Value of a Share on the Grant Date.

6.3	Duration of Stock Options. Each Stock Option will expire at the time determined by the Committee at the time of grant and set forth in the Terms and Conditions.

6.4	Exercise of Stock Options.

(a)
Stock Options shall become exercisable at such times and be subject to such vesting and other restrictions and conditions as the Committee in each instance approves and sets forth in each Terms and Conditions. Restrictions and conditions on the exercise of a Stock Option need not be the same for each Award or for each Participant.

(b)
The holder of a Stock Option may exercise the Stock Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Stock Option is to be exercised. Upon the Exercise Date, the holder shall pay or provide for the Exercise Price and applicable Withholding Tax in full, pursuant to such procedures established by the Committee from time to time after giving consideration to applicable tax, securities and accounting rules

(c)	Any exercisable Stock Option that has not been exercised by its holder shall be automatically exercised in accordance with subsection (b) hereof on the Exercise Date immediately prior to its expiration if, on such Exercise Date, there is a Stock Option Spread with respect to such Stock Option.

6.5	Termination of Service. Except as otherwise provided in the Terms and Conditions:

(a)	In the event a Participant’s Service terminates by reason of death, Disability, or Retirement:

(i)	The Applicable Fraction of the portion of any Stock Option held by such Participant which has not theretofore become exercisable shall immediately become vested and exercisable.

(ii)
All Stock Options held by the Participant, to the extent exercisable (including by application of clause (i) above) as of the Participant’s termination of Service shall remain exercisable through the second anniversary of the date of termination of Service and shall thereafter expire.

(iii)
Any unvested portion of the Participant’s Stock Options as of the date of termination (other than any portion thereof that becomes vested pursuant to clause (i) above) shall be forfeited and canceled, without consideration, on the date of termination.

(b)	Except as provided in Section 6.8, in the event a Participant’s Service terminates other than by reason of death, Disability, or Retirement:

(i)	Any unvested portion of the Participant’s Stock Options as of the date of termination shall be forfeited and canceled on the date of termination, and

(ii)
The vested portion, if any, of the Participant’s Stock Options shall remain exercisable through (i) the ninetieth (90th) day after the Participant’s termination of Service, if the ninety (90) day period commences in an open trading window, or (ii) if the ninety (90) day period commences in a closed trading window, the ninetieth (90th) day commencing from the first day of the next open trading window. Any vested Stock Option remaining outstanding after such date shall thereafter expire.

(c)
Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting and exercisability, and/or extend the period of exercisability, of all or a portion of a Stock Option at any time as permitted by Section 409A.

(d)	In no event shall a Stock Option be exercisable following its expiration date.

6.6	Nontransferability of Stock Options.

(a)
Except as otherwise provided in Section 6.6(b), a Participant’s Terms and Conditions, or the Plan, during the Restriction Period, (i) no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) all Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b)
Subject to applicable law, vested Stock Options may be transferred to a Successor. Such transferred Stock Options may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 6.6, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

6.7
Dividend Equivalents and Other Distributions. The Committee may, in its sole discretion, provide under an agreement for payments in connection with Stock Options that are equivalent to dividends or other distributions declared and paid on the Shares underlying the Stock Options prior to the date of exercise. Such dividend equivalent agreement, if any, shall be separate and apart from the Terms and Conditions and shall be designed to comply separately with Section 409A.

6.8
Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, the unvested portion of any then outstanding Stock Option shall vest and become exercisable.

6.9
Employment in a Joint Venture. If a Participant becomes an employee of certain joint ventures of the Company, as determined by the Board from time to time (a “Joint Venture”), during the Restriction Period, vesting of the Participant’s Stock Options shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture until the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Stock Options shall be extended by the number of days the Participant was an employee of the Joint Venture.

SECTION 7
Stock Appreciation Rights

7.1	Grant of Stock Appreciation Rights.

(a)
Subject to the terms and provisions of the Plan, the Committee may grant Stock Appreciation Rights to any Participant in the number, and upon the terms, and at such time or times, as the Committee determines and sets forth in the Terms and Conditions.

(b)
Each Stock Appreciation Right grant shall be evidenced by the Terms and Conditions that specifies the duration of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, the manner, time, and rate of exercise and vesting of the Stock Appreciation Right, and such other provisions as the Committee determines. Vesting conditions may include, but not be limited to, the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service.

7.2	Exercise Price. The Terms and Conditions shall specify the Stock Appreciation Right’s Exercise Price, which shall be not less than the Fair Market Value of a Share on the Grant Date.

7.3	Duration of Stock Appreciation Rights. Each Stock Appreciation Right will expire at the time determined by the Committee at the time of grant and set forth in the Terms and Conditions.

7.4	Exercise of Stock Appreciation Rights.

(a)
Stock Appreciation Rights shall become exercisable at such times and be subject to such vesting and other restrictions and conditions as the Committee in each instance approves and sets forth in each Terms and Conditions. Restrictions and conditions on the exercise of a Stock Appreciation Right need not be the same for each Award or for each Participant.

(b)
The holder of a Stock Appreciation Right may exercise the Stock Appreciation Right only by delivering a written notice of exercise to the Company setting forth the number of Stock Appreciation Rights to be exercised. The Stock Appreciation Right Spread may be settled, as set forth in the Terms and Conditions, by delivery by the Company of the number of Shares equal to the Stock Appreciation Right Spread, in which case the Participant shall on or before the Exercise Date pay or provide for the applicable Withholding Tax in full, pursuant to such exercise procedures established by the Committee from time to time after giving consideration to applicable tax, securities and accounting rules. Any exercisable Stock Appreciation Right that has not been exercised by its holder shall be automatically exercised in accordance with subsection (b) hereof on the Exercise Date immediately prior to its expiration if, on such Exercise Date, there is a Stock Appreciation Right Spread with respect to such Stock Appreciation Right.

7.5	Termination of Service. Except as otherwise provided in the Terms and Conditions:

(a)	In the event a Participant’s Service terminates by reason of death, Disability, or Retirement:

(i)	The Applicable Fraction of the portion of any Stock Appreciation Right held by such Participant which has not theretofore become exercisable shall immediately become vested and exercisable.

(ii)
All Stock Appreciation Rights held by the Participant, to the extent exercisable (including by application of clause (i) above) as of the Participant’s termination of Service shall remain exercisable through the second anniversary of the date of termination of Service and shall thereafter expire.

(iii)
Any unvested portion of the Participant’s Stock Appreciation Rights as of the date of termination (other than any portion thereof that becomes vested pursuant to clause (i) above) shall be forfeited and canceled, without consideration, on the date of termination.

(b)	Except as provided in Section 7.8, in the event a Participant’s Service terminates other than by reason of death, Disability, or Retirement:

(i)	Any unvested portion of the Participant’s Stock Appreciation Rights as of the date of termination shall be forfeited and canceled on the date of termination, and

(ii)
The vested portion, if any, of the Participant’s Stock Appreciation Rights shall remain exercisable through the ninetieth (90th) day after the Participant’s termination of Service. Any vested Stock Appreciation Right remaining outstanding after such date shall thereafter expire.

(c)
Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting and exercisability, and/or extend the period of exercisability, of all or a portion of a Stock Appreciation Right at any time as permitted by Section 409A.

(d)	In no event shall a Stock Appreciation Right be exercisable following its expiration date.

7.6	Nontransferability of Stock Appreciation Rights.

(a)
Except as otherwise provided in Section 7.6(b), a Participant’s Terms and Conditions, or the Plan, during the Restriction Period, (i) no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b)
Subject to applicable law, vested Stock Appreciation Rights may be transferred to a Successor. Such transferred Stock Appreciation Rights may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 7.6, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

7.7
Dividend Equivalents and Other Distributions. The Committee may, in its sole discretion, provide under an agreement for payments in connection with Stock Appreciation Rights that are equivalent to dividends and other distributions declared and paid on the Shares underlying the Stock Appreciation Rights prior to the date of exercise. Such dividend equivalent agreement, if any, shall be separate and apart from the Terms and Conditions and shall be designed to comply separately with Section 409A.

7.8
Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a

Joint Venture) for Good Reason, the unvested portion of any then outstanding Stock Appreciation Right shall vest and become exercisable.

7.9
Employment in a Joint Venture. If a Participant becomes an employee of certain joint ventures of the Company, as determined by the Board from time to time (a “Joint Venture”), during the Restriction Period, vesting of the Participant’s Stock Appreciation Rights shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture until the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Stock Appreciation Rights shall be extended by the number of days the Participant was an employee of the Joint Venture.

SECTION 8
Restricted Stock and Restricted Stock Units

8.1
Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to any Participant in such amounts as it determines and sets forth in the Terms and Conditions.

8.2
Terms and Conditions. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by the Terms and Conditions that specifies the Restriction Period, the number of Shares or Restricted Stock Units granted, the purchase price, if any, and such other provisions as the Committee determines.

8.3	Nontransferability.

(a)
Except as provided in Section 8.3(b), during the Restricted Period, (i) no Restricted Stock or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and (ii) all rights with respect to Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b)
Subject to applicable law, Restricted Stock may be transferred to a Successor. Such transferred Restricted Stock may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 8.3, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

8.4
Termination of Service. Except as provided in Section 8.5, if a Participant’s Service terminates, then except as otherwise provided in the Terms and Conditions all unvested Restricted Stock and Restricted Stock Units held by such Participant will be forfeited and any vested Restricted

Stock and Restricted Stock Units shall continue to be subject to the terms of the Plan and any applicable Award.

8.5
Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, all then outstanding Restricted Stock and Restricted Stock Units shall vest and become nonforfeitable.

8.6
Other Conditions. The Committee may impose such other conditions and restrictions on any Restricted Stock and Restricted Stock Units as it deems advisable and sets forth in the Terms and Conditions, including, without limitation, vesting restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.6 as to any given Award will lapse all at once or in installments.

8.7
Voting Rights. Except as otherwise provided in the Terms and Conditions, and subject to Section 13.1(c), a Participant holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restriction Period.

8.8
Dividends and Other Distributions. During the Restriction Period, a Participant holding Shares of Restricted Stock or Restricted Stock Units shall be credited with regular dividends or dividend equivalents and other distributions paid on those Shares. Such dividends or dividend equivalents and other distributions shall be subject to the same vesting conditions as the underlying Shares or Restricted Stock Units, and shall be paid within 30 days following the end of the Restriction Period.

8.9
Section 83(b) Elections on Restricted Stock. The Participant, if subject to taxation in the United States with respect to any compensation derived under the Plan, shall indicate to the Company whether the Participant intends to make an election under Code Section 83(b) with respect to the Restricted Stock.

8.10
Employment in a Joint Venture. If a Participant becomes an employee of a Joint Venture during the Restriction Period, vesting of the Participant’s Restricted Stock and Restricted Stock Units shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture and shall recommence on the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Restricted Stock and Restricted Stock Units shall be extended by the number of days the Participant was an employee of the Joint Venture.

8.11
Payment of Restricted Stock Units. Each Restricted Stock Unit shall be payable to the Participant in such form provided in the Terms and Conditions following the last day of the Restriction Period, or on such later date provided in the Terms and Conditions or pursuant to a deferral agreement between the Participant and the Company.

SECTION 9
Performance Awards

9.1
Grant of Performance Awards. The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Awards shall be evidenced by the Terms and Conditions that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

9.2
Earning of Performance Awards. The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control, death or Disability, as the Committee shall determine. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Grant Date or on such other conditions as the Committee shall specify.

9.3	Performance Awards and Code Section 162(m). The provisions of this Section 9.3 shall apply with respect to any Performance Award that is intended to meet the Performance-Based Exception.

(a)
Establishment of Performance Criteria. The Committee shall establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m)) but in any event at a time when achievement of the Performance Criteria is substantially uncertain. The Committee may not in any event increase the amount of compensation payable to an Executive Officer upon attainment of the Performance Criteria above the maximum amount approved by the Committee at the time the Performance Criteria is established.

(b)
Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount, number or value, as applicable, of the Performance Awards that have been earned on the basis of performance in relation to the established Performance Criteria.

(c)
Payment of Awards. Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 9.3(b) above, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.

SECTION 10
Other Stock-Based Awards

10.1
The Committee shall have authority to grant to eligible Participants an “Other Stock‑Based Award,” which shall consist of any right which (i) is not a Stock Option, Stock Appreciation Right, Restricted Stock Unit or Restricted Stock and (ii) is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Terms and Conditions, the Committee shall determine the terms and conditions of any such Other Stock‑Based Award.

SECTION 11
Share Restrictions and Purchase and Sale Rights

11.1
Restrictions. The Committee may impose such restrictions on any Shares as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws.

11.2
Additional Conditions of Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan or any Terms and Conditions.

SECTION 12
Beneficiary Designation

12.1
Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her benefits under the Plan. Each beneficiary designation shall revoke all prior designations by the same Participant, must be in a form prescribed by the Committee and must be made during the Participant’s lifetime.

SECTION 13
Breach of Restrictive Covenants

13.1
The Terms and Conditions may provide that if the Participant breaches, whether during or after termination of Service, a nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound, then in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit:

(a)	Any Awards granted to him or her under the Plan, including Awards that have become exercisable;

(b)
The profit the Participant realized from the exercise of any Stock Options or Stock Appreciation Rights that the Participant exercised after terminating Service and within the six-month period immediately preceding the Participant’s termination of Service, which is the Stock Option Spread or Stock Appreciation Right Spread associated with any Shares acquired by the Participant upon his or her exercise of such Stock Options or such Stock Appreciation Rights; and

(c)
The Fair Market Value, as determined on the vesting date, of any Restricted Stock that vested or Restricted Stock Unit that was settled within the six-month period immediately preceding the Participant’s termination of Service.

SECTION 14
Rights of Participants

14.1
Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate. The grant of any Award under the Plan shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.2	Participation. No Employee shall have the right to receive an Award under the Plan, or, having received any Award, to receive a future Award.

SECTION 15
Amendment, Modification, Termination and Change in Control

15.1
Amendment, Modification and Termination. The Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part, without the approval of the Company’s shareholders, except to the extent such approval is required by law. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised), in order to comply with the requirements of applicable law or otherwise. Notwithstanding the foregoing, no modification of an Award shall, without the prior written consent of the Participant, materially alter or impair any rights or obligations under any Award already granted under the Plan, except such an amendment made to comply with the requirements of applicable law.

15.2	Adjustment of Awards upon the Occurrence of Certain Events.

(a)
In General. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share underlying an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be, which shares or other securities shall be subject to the same terms and conditions as the underlying Award. Any such adjustment in an outstanding Stock Option or Stock Appreciation Right shall be made with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such Stock Option or Stock Appreciation Right but without change in the aggregate purchase price applicable to the unexercised portion of such Stock Option.

(b)
Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction.

(c)
Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In no event will the Committee, unless otherwise approved by shareholders, be permitted (i) to reduce the Exercise Price of any outstanding Stock Option or Stock Appreciation Right, (ii) cancel a Stock Option or Stock Appreciation Right in exchange for cash or other Awards (except as provided in Section 15.4), (iii) exchange or replace an outstanding Stock Option or Stock Appreciation Right with a new Stock Option or Stock Appreciation Right with a lower Exercise Price, or (iv) take any other action that would be a "repricing" of Stock Options or Stock Appreciation Rights.

(d)
Notice. The Committee shall give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes.

(e)	Section 409A. Notwithstanding any provision herein to the contrary, no adjustment shall be made under this Section 15.2 to the extent it would give rise to adverse tax consequences under Section 409A.

15.3	Fractional Shares. Fractional Shares, whether resulting from any adjustment in Awards pursuant to Section 15.2 or otherwise, may be settled in cash or otherwise as the Committee determines.

15.4	Change in Control.

(a)
If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, all then outstanding Awards shall become fully vested.

(b)
Any Award that has not been fully exercised before the date of a Change in Control may be settled or otherwise terminated on such date in the discretion of the Committee, unless a provision has been made in writing in connection with such transaction for the assumption of all Awards theretofore granted, or the substitution for such Awards of awards to acquire the stock of the surviving, resulting or acquiring corporation, with any adjustments as the Committee determines appropriate, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. Notwithstanding anything in the Plan to the contrary, any underwater Award that has not been fully exercised, and any Award that the Committee determines cannot become vested, before the date of consummation of the Change in Control may be canceled without consideration in the discretion of the Committee.

15.5
Tax Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy any Withholding Tax.

SECTION 16
Miscellaneous Provisions

16.1
Successors. All obligations of the Company under the Plan or any Terms and Conditions shall be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s stock, or a merger or consolidation, or otherwise.

16.2	Legal Construction.

(a)	Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and any singular term includes the plural.

(b)
Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3
Business Day. In the event the day prescribed for the performance of any act under the Plan, or deadline by which such act must be performed, shall fall on a day other than a Business Day, such day or deadline shall be extended until the close of business on the next succeeding Business Day.

16.4
Requirements of Law. The granting of Awards, the issuance of Shares and the payment of cash under the Plan shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

16.5
Rights of a Shareholder. A Participant shall not be, nor shall a Participant have any of the rights and privileges of, a shareholder until certificates for the underlying Shares have been issued or the underlying Shares have been registered as a book-entry in the name of the Participant.

16.6	Securities Law Compliance.

(a)
As to any individual who is, on the relevant date, an officer, director or greater than 10% percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(b)
To the extent the Committee deems it necessary, appropriate or desirable to comply with state securities laws or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants, including rules that differ from those set forth in the Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the securities laws of any state.

16.7
Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

16.8
Non-U.S. Based Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may make Awards to Participants who are not citizens or residents of the United States, or to Participants outside the United States, on terms and conditions that are different from those specified in the Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Committee may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.

16.9
Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.

16.10
Section 162(m). The Plan is intended to be administered, interpreted and construed so that Awards remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to Executive Officers in excess of $1 million per year. As of the Plan’s effective date, the exemption is based on Treasury Regulation Section 1.162-27(f), which generally exempts from the application of Section 162(m) compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan with respect to certain Awards for the duration of the period that lasts until the earlier of the expiration or material modification of the Plan or the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. To the extent that the Committee determines that the exemption described in this Section 16.10 is no longer available with respect to an Award that would otherwise be intended to satisfy the Performance-Based Exception, such Award shall be contingent upon shareholder approval of the Plan and related Award in accordance with Section 162(m).

16.11
Recoupment. Notwithstanding any provision in the Plan to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to any “clawback” or similar compensation recoupment policy that may be established by the Company.